                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): February 24, 2012

                              PIVX SOLUTIONS, INC.
               (Exact Name of Registrant as Specified in Charter)

           NEVADA                  000-33625                     87-0618509
(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation)            File Number)              Identification No.)

                    PO Box 335, Dargaville, New Zealand 0340
               (Address of principal executive offices) (Zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (949) 999-2709

                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 9.01(d) Financial Statements and Exhibits.

Adia Nutrition, Inc. (the "Company") filed a Notice of Termination of Registration on September 25, 2008 and therefore is no longer subject to the reporting requirements of the Securities Exchange Act of 1934 (the "34 Act"). Nonetheless, the Company files this Current Report for the sole purpose of informing shareholders and the public of certain events. This filing is not intended to imply that the Company intends to become subject to the 34 Act or comply with any other disclosure or filing requirements thereof.




Exhibit 1.
--------------------------------------------------------------------------------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 24, 2012

                                   Adia Nutrition, Inc.

                                   By: /s/ Wen Peng
                                       -------------------------------------
                                       Wen Peng, Chief Executive Officer and
                                       Chief Financial Officer

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EXHIBIT 1

Discussion about financial results for December 31, 2011

Statement of Operations

1.	The $31,094 of revenue for the year ended December 31 represents sales of Orange Flavored probiotic powder from June 2011 through the end of the year. In August, we introduced our probiotic chews, and in September we introduced our Berry flavor. In December, we introduced our unsweetened Green Tea and Lemon-Lime sport flavors.
2.	We sold more than 2,400 units last year, split almost equally between chews and powders. We are expecting sales for the first 2 months to surpass all of last year by a good margin.
3.	Salary expense should decrease, as we switched one full time employee for an hourly accountant.
4.	Product development expenses are one time, and represent the cost to develop our powders, chews and bars.
5.	Professional fees represent the legal costs incurred in taking over the shell, registering the Adia trademark and filing fees.
6.	As of the date of this filing, there are 69,646,206 shares outstanding.



Balance Sheet
1.	The balance sheet shows the old obligations of PiVX, the predecessor company. Most of those obligations are more than 5 years old. Although we have been working to resolve these issues many of the creditors no longer exist or have written down many of these liabilities due to their age.
2.	We have been unable to locate records behind the assets of PiVX, and will therefore assume they are valueless.
3.	The liabilities and assets will be revalued upon audit.

Adia Nutrition, Inc.
Statement of Operations
For the twelve months ended December 31, 2011
(Unaudited)


Revenue
Sales	 			$31,094
Total Revenue	 		 31,094

Cost of Goods Sold	    	 18,124

Gross Profit	 		 12,970

Expenses
Salaries and Wages	 	 114,180
Salesperson Draw	 	 13,677
Payroll Tax	 		 8,792
Advertising and Promotion	 12,678
Automobile Expense	 	 100
Bank Charges and Merchant Fees	 1,912
Commissions	 		 6,756
Donation	 		 713
Dues and Subscriptions	 	 2,316
Event Expenses	 		 2,698
Freight and Delivery	 	 2,864
Health Insurance	 	 21,493
Insurance Expenses	 	 4,964
Interest Expense	 	 301
License and Permit	 	 155
Marketing Expense	 	 10,013
Meals and Entertainment	 	 287
Outside Services		 926
Parking	 605
Printing and Reproduction	 6,199
Product Development Expense	 46,000
Professional Fees	 	 28,170
Registration and Filing	 	 2,480
Rent Expense	 		 9,855
Supplies	 		 1,610
Taxes	 			 151
Telephone Expenses	 	 3,758
Website Design	 		 3,260
Total Expense	 		 306,913

Other Expense
Tax Expense from Prior Company	 21,349


Net Income/(Loss)		 $(315,292)


Adia Nutrition, Inc.
Balance Sheet
December 31, 2011
(Unaudited)


			PiVX		Adia 		Consolidated
Assets
Current Assets
Cash 			 $-   		 $13,163 	 $13,163
Accounts Receivable	 110,306 	  851 		  111,157
Inventory	 -   	 82,784 	  82,784
Other Current Assets	 34,033 	  -   		  34,033
Total Current Assets	 144,339 	  96,798 	  241,137

Fixed Assets
Intangible Assets	 100,000 	  -   		  100,000
Property and Equipment	 10,001 	  -   		  10,001
Accumulated Depreciation (10,001)	  -   		  (10,001)
Total Fixed Assets	 100,000 	  -   		  100,000

Other Assets
Other Assets		 31,416 	  -   		  31,416
Total Other Assets	 31,416 	  -   		  31,416

TOTAL ASSETS		 $275,755 	 $96,798 	 $372,553


Liabilities and Equity
Current Liabilities
Accounts Payable	 $1,806,860 	 $107,371 	 $1,914,231
Sales Tax Payable		 -   	  2,346 	  2,346
Accrued Liabilities	 437,430 	  -   		  437,430
Shareholder Notes Payable	 -   	  298,220 	  298,220
Deferred Revenue	 68,506 	  -   		  68,506
Related Party Loans	 562,500 	  -   		  562,500
Accrued Tax Liability	 	-   	  21,349 	  21,349
Total Current Liabilities
			 2,875,296        429,286 	  3,304,582

Long Term Liabilities
Capital Lease		 458,537 	  -   		  458,537
Convertible Notes	 168,501 	  -   		  168,501
Total Long term Liabilities
			 627,038 	  -   		  627,038

Total Liabilities	 3,502,334 	  429,286 	  3,931,620

Equity
Add-in Capital		 15,307,301 	  -   	  	  15,307,301
Committed Common Stock	 497,820 	  -   		  497,820
Common Stock	 	 31,352 	  500 		  31,852
Paid-in Capital in Excess of Par Value
				 -   	  9,500 	  9,500
Deferred Compensation	 (173,386)	  -   		  (173,386)
Capital Contribution	 9,532 		  -   		  9,532
Retained Earnings	 (18,926,394)	  (315,292)	  (19,241,686)
Total Equity		 (3,253,775)	  (305,292)	  (3,559,067)

Total Liabilities and Equity
			 $248,559	 $123,994 	 $372,553






CONTACT:
Adia Nutrition, Inc.
Mike Matsie
949.945.5384